UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2026

Lyra Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39273	84-1700838
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way
Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 393-4600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 ] value per share	LYRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 9, 2026, the Board of Directors of Lyra Therapeutics, Inc. (the “Company”) approved a plan to suspend further development of LYR-210, the Company’s lead product candidate for the treatment of chronic rhinosinusitis, and to implement a cost reduction plan that includes a workforce reduction impacting substantially all of the Company’s remaining employees, effective January 12, 2026, and other cost-saving actions to preserve capital (the “Plan”).

In connection with the Plan, the Company expects to incur charges consisting primarily of employee severance and termination benefits, continuation of benefits, and related costs. The Company is currently unable to make a good faith estimate of the total amount or range of amounts expected to be incurred in connection with the Plan, including any non-cash charges. The Company will file an amendment to this Current Report on Form 8-K after it determines such estimates.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2026, in connection with the Plan described in Item 2.05, the employment of Dr. Maria Palasis, the Company’s Chief Executive Officer, President and Chairman of the Board, and of Mr. Jason Cavalier, the Company’s Chief Financial Officer and Treasurer, was terminated. The Company anticipates entering into a separation and release agreement with each of Dr. Palasis and Mr. Cavalier under which the executive will be entitled to receive the severance payments and benefits provided under his or her previously disclosed employment contracts with the Company. Effective January 12, 2026, the Company entered into consulting agreements with each of Dr. Palasis and Mr. Cavalier pursuant to which the applicable individual will provide consulting services to support the Company’s pursuit of strategic alternatives. In such consulting roles, Dr. Palasis will continue to serve as the Company’s principal executive officer and Mr. Cavalier will continue to serve as the Company’s principal financial officer. The consulting agreements provide for the Company to pay Dr. Palasis a monthly consulting fee in the amount of $78,125 and to pay Mr. Cavalier a monthly consulting fee in the amount of $55,555.50. Under the consulting agreements, upon a change in control of the Company and subject to the applicable individual’s continued service, any outstanding restricted stock units held by Dr. Palasis and Mr. Cavalier that vest solely based on the passage of time shall immediately become 100% vested (with any restricted stock units that vest in whole or in part based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement). In addition, if the Company undergoes a change in control transaction in which the Purchase Price (as defined below) exceeds $5,000,000, Dr. Palasis and Mr. Cavalier will each be eligible to receive a transaction bonus equal to 3% and 1.5%, respectively, of the entire amount of the Purchase Price. For purposes of the consulting agreements, “Purchase Price” means an amount equal to the aggregate amount of transaction consideration payable by the acquiror in the change in control transaction, less the amount required to discharge any claims of creditors of the Company, with such amounts determined by the Board.

The foregoing description is qualified in its entirety by the full text of any such agreements, which the Company intends to file as exhibits to a subsequent Current Report on Form 8-K or its next periodic report, as applicable.

Item 8.01. Other Events.

As part of its ongoing review of strategic alternatives initially announced in May 2024, the Company’s Board of Directors has concluded that it is in the best interest of stockholders to cease the Company’s product development operations and suspend further development of LYR-210. The Company’s recent clinical update in June 2025 reported positive data from the ENLIGHTEN 2 Phase 3 trial of LYR-210 achieving statistically significant results for primary and key secondary endpoints in the treatment of chronic rhinosinusitis without nasal polyps. The Company has previously established a clinical development plan, including an additional Phase 3 trial based on interactions with the U.S. Food and Drug Administration, to support a potential new drug application for LYR-210. The Company’s decision to suspend development is part of its broader effort to preserve capital while evaluating and exploring strategic alternatives. As part of this effort, the Company has engaged SSG Capital Advisors, LLC, to assist with the exploration of strategic alternatives.

As of September 30, 2025, prior to the reduction in force, the Company had approximately $22.1 million in cash, cash equivalents and short-term investments. The Company currently expects its cash runway to extend to the third quarter of 2026.

There can be no assurance that any strategic alternative that may be pursued will result in any transaction, or that any transaction, if pursued, will be completed on attractive terms, if at all. The Company has not set a timetable for the completion of this effort and does not intend to provide updates on the status of this process unless and until the Board approves a specific course of action or otherwise determines that further disclosure is appropriate or required.

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements, including statements regarding the Plan; the Company’s evaluation and exploration of strategic alternatives; its cash runway; potential impairment and other charges; the expected timing, form and amount of costs associated with the Plan; and the timing of any of the foregoing. These forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, risks and uncertainties described under “Risk Factors” in the Company’s most recent periodic reports filed with the Securities and Exchange Commission and in other filings the Company makes with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyra Therapeutics, Inc.

Date: January 12, 2026	By:	/s/ Jason Cavalier
Jason Cavalier, Principal Financial Officer